Exhibit 10.2

Federated Investors, Inc.

Employee Stock Purchase Plan

Effective as of July 1, 1998

Amended through October 26, 2006

ARTICLE I - PURPOSE

1.01. Purpose. The Federated Investors, Inc. Employee Stock Purchase Plan (as the same may be amended from time to time, the “Plan”) is intended to provide an arrangement under which employees of Federated Investors, Inc., a Pennsylvania corporation (the “Company”), and its corporate subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Class B Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to comply in all respects with the requirements of the Code applicable to employee stock purchase plans. The Plan shall be effective July 1, 1998.

ARTICLE II - DEFINITIONS

2.01. “Account” shall mean a bookkeeping account to which a Participant’s payroll deductions are credited in accordance with Section 4.02.

2.02. “Adjustment Transaction” shall have the meaning given to that term in Section 10.04.

2.03. “Board” shall mean the Board of Directors of the Company.

2.04. “Code” shall have the meaning given to such term in Section 1.01.

2.05. “Committee” shall mean the committee described in Article IX.

2.06. “Common Stock” shall mean the Class B Common Stock, no par value, of the Company.

2.07. “Company” shall have the meaning given to such term in Section 1.01.

2.08 “Compensation” shall mean, except as set forth below, a Participant’s wages as reported in Box 1 of IRS Form W-2 plus any salary reduction contributions to a 401(k) plan, transportation benefit plan, cafeteria plan or tax deferred annuity which are not includable in the gross income of the Participant. Compensation shall include all forms of Compensation including any lump-sum variable payments that may be paid on a periodic basis. Compensation shall not include any bonus amount, including, but not limited to, payments made under any stock incentive, executive incentive compensation or deferred bonus plans.

2.09. “Employee” shall mean any person who is (i) employed on a full-time basis by the Company or any of its corporate subsidiaries or (ii) employed on a part-time basis by the Company or any of its corporate subsidiaries and who meets the Company’s requirements for benefits eligibility at the beginning of the Offering Period consistent with Section 423(b)(4) of the Code; provided, however, that the following employees shall be excluded from participation in the Plan: temporary employees whose customary employment is for not more than five months in any calendar year.

2.10. “Fair Market Value” shall mean, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq Stock Market’s National Market (“NNM”), the closing price, regular way, of the Common Stock on such exchange or NNM, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, the closing bid price as reported by The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”) Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market, or is not published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

2.11. “Five Percent Owner” shall mean an employee of the Company or any of its corporate subsidiaries who after the grant of an Option under this Plan, would own stock, and/or hold outstanding Options to purchase stock, possessing in the aggregate 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this section, the rules of §424(d) of the Code shall apply in determining stock ownership of any employee);

2.12. “Maximum Contribution” shall mean the maximum amount of Compensation which each Employee may deduct for the purpose of purchasing shares of Common Stock under the Plan. The Maximum Contribution, which shall be ten percent (10%) of Compensation or such other percentage (in whole percentages) of Compensation as may from time to time be determined by the Committee on a uniform basis with respect to all Participants.

2.13 “Minimum Contribution” shall mean 1% of Compensation for any payroll period.

2.14. “Offering Commencement Date” shall mean each January 1, April 1, July 1 and October 1 during the term of the Plan, beginning July 1, 1998.

2.15. “Offering Period” shall mean each three-month period beginning on an Offering Commencement Date.

2.16. “Offering Termination Date” shall mean the last business day of each Offering Period.

2.17. “Option” shall mean an option to acquire shares of Common Stock deemed to have been granted to a Participant as described in Section 5.03.

2.18. “Option Price” shall mean the purchase price of shares of Common Stock subject to an Option as described in Section 5.02.

2.19. “Participant” shall mean an Employee who elects to participate in the Plan in accordance with Article III.

2.20. “Plan” shall have the meaning given to such term in Section 1.01.

2.21 “Purchase Date” shall mean the tenth (10th) business day following the applicable Offering Termination Date, or such earlier business day on or following the Offering Termination Date as determined by the Company, as of which purchases of Common Stock shall be made with contributions accumulated during a particular Offering Period.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility. Any eligible Employee may participate in the Plan for each Offering Period commencing on or after such Employee’s first day of employment with the Company or any of its corporate subsidiaries.

3.02. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be permitted to participate in the Plan or shall be deemed to have been granted an Option under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and its corporate subsidiaries to accrue at a rate which exceeds $25,000 (or such other amount as may be the applicable dollar limitation under Section 423(b)(8) of the Code) in Fair Market Value of the Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding, and no Five Percent Owner shall be granted an Option under the Plan.

3.03. Commencement of Participation. An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Company on or before the due date established for the applicable Offering Period by the Committee or its designee. Payroll deductions for a Participant, as elected in accordance with Article IV, shall apply to each payroll period the pay date for which occurs during the applicable Offering Period. Such payroll deduction election shall remain in effect throughout that initial Offering Period and during each subsequent Offering Period until modified or terminated as provided in Section 4.03 and Article VII.

ARTICLE IV - PAYROLL DEDUCTIONS

4.01. Amount of Deduction. At the time a Participant files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her Compensation on each payday during the time he or she is a Participant of a specified whole percentage of his or her Compensation in an amount not less than the Minimum Contribution and not in excess of the Maximum Contribution. The payroll deduction and subscription agreement shall remain in effect until superseded by a new authorization form.

4.02. Participant’s Account. All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. A Participant may not make any separate cash payment into such Account. No interest shall accrue on the amount of payroll deductions credited to a Participant’s Account under the Plan at any time.

4.03. Changes in Payroll Deductions. A Participant may discontinue payroll deductions in the Plan at any time during the Offering Period, provided however that no other change with respect to payroll deductions can be made during an Offering Period. In such event, no further payroll deductions will be made with respect to such Participant during such Offering Period or any subsequent Offering Period unless such Participant again commences participation in accordance with Section 3.03. A Participant may elect to change or terminate his or her payroll deductions for a subsequent Offering Period by providing written notice to the Company on or before the due date established for the applicable Offering Period by the Committee or its designee.

ARTICLE V - OFFERING PERIODS AND GRANTING OF OPTIONS

5.01. Offering Periods. Except as otherwise provided in this Plan or as otherwise determined by the Committee, in each calendar year during the term of the Plan there shall be four Offering Periods, beginning on each Offering Commencement Date and ending on the next following Offering Termination Date. No Offering Period may exceed 27 months in duration.

5.02. Option Price. The Option Price with respect to an Offering Period shall be such price as the Committee shall determine; provided, however, that unless and until the Committee decides otherwise, the Option Price shall equal the average price per share actually paid to acquire the shares for the Plan as of the applicable Purchase Date; provided further, however, that in no event shall the Option Price be less than 85% of the lower of:

(a) the Fair Market Value of the Common Stock on the Offering Commencement Date; or

(b) the Fair Market Value of the Common Stock on the Offering Termination Date.

5.03. Number of Option Shares. Subject to Section 3.02, on the Offering Commencement Date for each Offering Period, a Participant shall be deemed to have been granted an Option to purchase the number of whole and fractional shares (determined to not more than four decimal places) of Common Stock equal to the Participant’s basic or regular rate of compensation with respect to that Offering Period, measured at the beginning of the Offering Period, divided by the closing price of the Common Stock on the first day of the Offering Period; provided, however, that if the number of shares of Common Stock remaining available for issuance under the Plan, is less than the number of shares to be purchased as of an Offering Termination Date, a pro rata allocation of the available shares shall be made consistently with Section 423 of the Code. Any cash balance remaining in a Participant’s Account following the exercise of Options shall be returned to the Participant, except that any amount remaining which is less than the purchase price of a share (or permitted fractions thereof) shall remain in the Participant’s Account for future Offering Periods.

ARTICLE VI - EXERCISE OF OPTION

6.01. Automatic Exercise. Unless a Participant gives written notice of withdrawal from the Plan to the Company as provided in Article VII prior to the Offering Termination Date of an Offering Period, the Option deemed to have been granted to such Participant under Section 5.03 hereof will be deemed to have been exercised in full automatically on the Purchase Date applicable to such Offering Period; provided, however, if the average price per share of the Common Stock on the Purchase Date is less than 85% of the lower of the prices set forth in Sections 5.02(a) and (b), above, the Option shall not be exercised and Participants’ balances shall be refunded as soon as practicable.

6.02. Delivery of Common Stock. Each Participant’s Account shall be credited with the number of whole and fractional shares (determined to not more than four decimal places) of Common Stock purchased on his or her behalf for each Offering Period. Such Participant shall be deemed to be a shareholder with respect to such shares for all purposes and shall have all of the rights of a shareholder with respect to such shares, including, but not limited to, the right to receive dividends, if any, paid with respect to such shares, which dividends will be paid directly to Participants at the same time as paid to other shareholders. Promptly after receiving a written request from a Participant, the Company shall deliver to such Participant stock certificate(s) representing all, but not less than all, of the shares of Common Stock purchased on behalf of such Participant under the Plan which have not been previously delivered to such Participant, subject to such Participant’s payment of any transaction costs associated with such transfer; provided, however, that the value of any fractional share shall be paid to the Participant in cash as provided in Section 8.06.

6.03. Retirement or Death. Upon termination of the Participant’s employment by reason of retirement, the Participant shall have the right to elect, by written notice given to the Company prior to the Offering Termination Date for the Offering Period during which the Participant terminated, either:

(a) to withdraw all of the payroll deductions credited to the Participant’s Account, or

(b) to exercise the Participant’s Option on such Offering Termination Date for the number of full shares of stock which the accumulated payroll deductions credited to the Participant’s Account at the date of the Participant’s termination of employment will purchase at the applicable Option Price, and any excess in such Account will be returned to said Participant, without interest.

In the event that no such written notice of election shall be duly received by the Company, the Participant shall automatically be deemed to have elected, pursuant to paragraph (b) above, to exercise the Participant’s Option.

Upon termination of the Participant’s employment by reason of death, no shares shall be purchased for such Participant and the balance of the Participant’s account shall be paid as soon as practicable to the Participant’s estate. The Company shall have no liability to any person in the event shares are purchased for a deceased Participant prior to receipt by the Committee of notice of death of the Participant.

6.04. Other Termination of Employment. Upon termination of the Participant’s employment for any reason other than death while in the employ of the Company or retirement, the payroll deductions credited to such Participant’s Account for the Offering Period during which such termination occurs will be returned to him or her as soon as practicable following the termination of employment, without interest.

ARTICLE VII - WITHDRAWAL

7.01. In General. A Participant may withdraw payroll deductions credited to his or her Account during an Offering Period by giving written notice to the Company no later than ten business days prior to the Offering Termination Date of such Offering Period or by such other due date for withdrawal notices the Committee may establish. All of the payroll deductions credited to a Participant’s Account for such Offering Period, without interest, will be paid to such Participant as soon as practicable following the receipt by the Company of the written notice.

7.02. Effect on Subsequent Participation. A Participant who withdraws from the Plan shall be eligible to participate again in the Plan beginning with the first Offering Period which commences after the date of withdrawal.

ARTICLE VIII - STOCK

8.01. Maximum Shares. The maximum number of shares of Common Stock which shall be issued under the Plan (subject to adjustment pursuant to Section 10.04) during the term hereof shall be 750,000 shares. Such shares may be purchased in the open market or may be authorized but unissued shares or treasury shares, as the Committee may determine. If an Option shall expire or terminate without being exercised in full, any shares not purchased pursuant to such Option shall again be available for granting Options hereunder.

8.02. Participant’s Interest in Option Stock. The Participant will have no interest in the shares of Common Stock covered by an Option deemed to have been granted hereunder until such Option has been exercised under Section 6.01.

8.03. Registered Ownership of Common Stock. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

8.04. Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, on a stock exchange or NNM, and that either:

(a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

(b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

8.05 Restrictions on Shares. The Committee shall have the authority to impose transfer restrictions on the shares of Common Stock purchased under the Plan and to place restrictive legends on the certificates for such restricted shares; provided, however, that if any such restrictions are to apply to shares of Common Stock purchased for an Offering Period, then prior to the due date for Participant payroll deduction elections for such Offering Period, the Committee shall notify prospective Participants of the nature of such restrictions.

8.06. Establishment of Account With Transfer Agent. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of an account in his or her name with the Company’s transfer agent for the Common Stock and to have consented to the sharing by such transfer agent with the Company of information regarding the disposition of shares from said account. With respect to any fractional shares credited to such account, upon the withdrawal of such fractional shares from the account for any reason:

(a) the Participant will receive cash in lieu of such fractional shares,

(b) such cash will be payable solely from proceeds of the sale of underlying whole shares held by the Plan, net of any fees and commissions incurred on such sale; and

(c) the Company’s transfer agent shall determine the time and manner of the sale of underlying whole shares held by the Plan in accordance with its standard procedures for transacting in fractional shares.

With respect to transfer shares to a brokerage account, the Transfer Agent may:

(a)	issue the shares directly to the Participant then the Participant would forward the certificate to broker, or

(b)	the Participant may provide the broker name, address and Participant account number for certificate to be forwarded directly to broker.

ARTICLE IX - ADMINISTRATION

9.01. Appointment of Committee. The Board shall appoint a Committee to administer the Plan, which shall consist of no fewer than two non-employee members of the Board. No member of the Committee shall be eligible to purchase Common Stock under the Plan. The Committee may, subject to compliance with applicable legal requirements, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

9.02. Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive.

ARTICLE X - MISCELLANEOUS

10.01. Designation of Beneficiary. A Participant may file a written designation of a beneficiary for purposes of receiving amounts of cash credited to a Participant’s account, provided that any shares acquired by a Participant will be distributed to the Participant’s estate upon the death of the Participant. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the beneficiary shall be the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the beneficiary shall be, in the sole and absolute discretion of the Company, the spouse or any one or more dependents of the Participant. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest under the Plan.

10.02. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its sole discretion, treat such act as an election to withdraw funds in accordance with Section 7.01.

10.03. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions or any Accounts.

10.04. Equitable Adjustment. If, while any Options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company or any other entity through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or other transaction (an “Adjustment Transaction”), appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options, and/or the Option Price applicable to such outstanding Options or the Committee, if it deems it appropriate, may convert Options into the right to receive cash or other property pursuant to the Adjustment Transaction. In addition, in any such event, the number and/or kind of shares which may be offered for purchase under the Plan may also be proportionately adjusted if deemed appropriate by the Committee.

10.05. Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then having an unexercised Option under the Plan, adversely affect the rights of such Participant with respect to such Option.

10.06. Costs and Expenses. No brokerage commissions or other transaction costs and fees shall be charged by the Company in connection with the purchase of shares under the Plan. All other costs and expenses incurred in administering the Plan shall be borne by the Company; provided that any commissions or other transactions costs incurred in the sale of Common Stock by a Participant, the transfer of Common Stock to another brokerage account established by a Participant, or the transfer of stock certificates to a Participant shall be passed through to and paid by such Participant. The Company or its transfer agent may deduct the amount of such commissions or transactions costs from the proceeds of any sale of the Common Stock by a Participant or from amounts credited to a Participant’s Account. Any amounts credited to Accounts shall constitute general assets of the Company and nothing in the Plan shall be construed to create a trust or fiduciary relationship with respect to such Accounts.

10.07. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

10.08. Governing Law. The law of the Commonwealth of Pennsylvania, other than the conflict of laws provisions of such law, will govern all matters relating to the Plan.